UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 13, 2006

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16447	77-0123732
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Maxtor Corporation and Seagate Technology today filed with the United States Securities and Exchange Commission (the “SEC”) an amendment to their joint proxy statement / prospectus on Form S-4 which contains an amended proxy statement for the stockholders meetings of each company, currently scheduled for May 17, 2006, to obtain stockholder approvals of the proposed acquisition of Maxtor by Seagate.

Clearance to proceed with the transaction was received from the United States Federal Trade Commission on February 14, 2006. The regulatory review process in the European Union and in other countries is currently underway.

Seagate and Maxtor are preparing for closing of this transaction during the month of May, contingent on regulatory and stockholder approvals. If the required regulatory and stockholder approvals are not obtained until later in the quarter, the companies have agreed to delay closing the proposed transaction until after the end of Seagate’s fiscal year, June 30, 2006, to ensure an orderly fiscal year-end audit.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this report that are not purely historical, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future, are forward-looking statements. An example of forward-looking statements in this current report on Form 8-K includes statements regarding the anticipated date of the annual meeting of stockholders of the Company to approve the merger of Seagate and Maxtor, and the anticipated closing date for Seagate’s acquisition of Maxtor. These statements are based on current expectations and are subject to risks and uncertainties which could materially affect the Company’s results, including, but not limited to, market demand for hard disk drives, qualification of the Company’s products, market acceptance of its products, the Company’s ability to execute future development and production ramps and utilize manufacturing assets efficiently, changes in product and customer mix, the availability of components, pricing trends, actions by competitors, general economic and industry conditions, the impact of the announced transaction between the Company and Seagate on current customer demand prior to the closing of the transaction, and the possibility that Seagate’s pending acquisition of the Company will not be consummated on a timely basis or at all. These and other risk factors are contained in documents filed with the SEC, including, but not limited to, the Company’s Form 10-K for fiscal year ended December 31, 2005 filed with the SEC on February 22, 2006 and in Seagate’s registration statement on Form S-4 filed with SEC on March 14, 2006, as amended on April 13, 2006 (SEC File No. 333-132420). Forward-looking statements are based on information available to the Company as of the date of this report and current expectations, forecasts and assumptions involve a number of risks that could cause actual results to differ materially from those anticipated by the forward-looking statements. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information

On December 21, 2005, Maxtor announced that it had entered into a definitive agreement with Seagate Technology which provides for Seagate to acquire Maxtor in a merger transaction. In connection with the proposed transaction, Seagate initially filed a Registration Statement on Form S-4 with the SEC on March 14, 2006, as amended on April 13, 2006, containing a preliminary Joint Proxy Statement/Prospectus (SEC File No. 333-132420). This registration statement has not been declared effective by the SEC. Each of Seagate and Maxtor have filed, and will continue to file, with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement / Prospectus will be mailed to stockholders of Seagate and Maxtor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Seagate and Maxtor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders are able to obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC from Seagate by directing a request to Seagate Technology, 920 Disc Drive, P.O. Box 66360, Scotts Valley, California 95067, Attention: Investor Relations (telephone: (831) 439-5337) or going to Seagate’s corporate website at www.Seagate.com; or from Maxtor by directing a request to Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, Attention: VP of Investor Relations (telephone: 408-894-5000) or going to Maxtor’s corporate website at www.Maxtor.com.

Seagate and Maxtor, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Seagate’s directors and executive officers is contained in Seagate’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005 and its proxy statement dated October 7, 2005, which were filed with the SEC. Information regarding Maxtor’s directors and executive officers is contained in Maxtor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, its proxy statement dated April 11, 2005, supplemental proxy statement dated May 10, 2005, its Current Report on Form 8-K dated August 24, 2005 as well as Seagate’s Registration Statement on Form S-4 dated March 14, 2006 (as amended on April 13, 2006), which were filed with the SEC. Additional information regarding the interests of such potential participants are included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2006

MAXTOR CORPORATION

By:	/s/ Duston M. Williams
Name:	Duston M. Williams
Title:	Executive Vice President, Finance
and Chief Financial Officer